Exhibit 99.1

PRESS RELEASE

Contacts:

John P. Leighton	Michael T. Dorsey
Chairman & CEO	Executive Vice President – General Counsel
201-459-9500	800-888-8118

FOR IMMEDIATE RELEASE	September 16, 2003

ROBERT I. TURNER NAMED VICE CHAIRMAN OF THE BOARD OF CROWN FINANCIAL GROUP AND CHIEF FINANCIAL OFFICER

Jersey City, NJ, September 16, 2003: Crown Financial Group, Inc. (formerly M.H. Meyerson & Co., Inc., Nasdaq-SCM: MHMY-News) today announced that the Company’s Board of Directors has elected Robert I. Turner to the position of Vice Chairman. Mr. Turner will also join the Company as Executive Vice President, Chief Financial Officer and Treasurer, reporting directly to John P. Leighton, Crown’s Chairman and Chief Executive Officer.

“I’m pleased to announce that Rob has accepted the Company’s offer to serve as Vice Chairman of the Board and assume the role of Chief Financial Officer and Treasurer,” said Mr. Leighton. “I had the pleasure of working with Rob for many years at Knight Trading Group and more recently in his role as the Chairman of Crown’s Audit Committee. Rob possesses integrity, leadership, and expertise in financial services. He is integral in our transformation into a premier market maker,” continued Mr. Leighton.

Mr. Turner joined Crown’s Board in May as the Chairman of its Audit Committee. In conjunction with his role as Chief Financial Officer, Mr. Turner will step down from the Audit Committee and the Board’s 162(m) Committee. In conjunction with Mr. Turner’s arrival, Crown also named Robert S. Thornton as Senior Vice President and Controller, reporting to Mr. Turner.

Mr. Mark Goldsmith, Senior Vice President, Chief Financial Officer, and Treasurer since March 2002 will remain with the Company and assist during the transition. The Company thanked Mark for his efforts during his tenure as CFO.

Crown Financial Group, Inc. is an international financial services firm, with five separate divisions: Wholesale Market Making, Correspondent Services, Fixed Income Services, Institutional Sales, and Investment Banking. Crown meets the liquidity needs of brokers, dealers, institutions, and asset managers by making markets in over 7,300 Nasdaq and non-Nasdaq OTC securities. Crown has particular expertise trading Nasdaq SmallCap, OTC Bulletin Board, and Pink Sheet securities.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.

Robert I. Turner

Vice Chairman, Executive Vice President, Chief Financial Officer and Treasurer

Crown Financial Group, Inc.

Robert I. Turner (51), most recently Executive Vice President, Chief Financial Officer, Treasurer of Knight Trading Group, Inc., has over 20 years of experience in the securities and financial services industries. In April 1996, he was elected to the advisory board of Roundtable Partners, LLC, the predecessor to Knight Trading Group, Inc., on which he served until the Company’s initial public offering, at which time he joined the Board of Directors of the Company. From 1988 to 1995, Mr. Turner was a Corporate Vice President at PaineWebber Incorporated, serving in a variety of financial management positions in the fixed income, finance, merchant banking and commodities trading divisions. From 1982 to 1987, Mr. Turner worked for Citibank, N.A. in the treasury and investment banking divisions. From 1979 to 1981, Mr. Turner practiced at the accounting firm of Price Waterhouse where he earned his CPA. Mr. Turner received his B.A. from the State University of New York at Binghamton in 1973 and his M.S.B.A. from the University of Massachusetts at Amherst in 1976.

Robert S. Thornton

Senior Vice President and Controller

Crown Financial Group, Inc.

Robert S. Thornton (44) has over 20 years of experience in the securities and financial services industries. Of those 20 years, over ten years were in the Controller and Finance Division’s of Schroder & Co. and seven years were in the Finance Division of Smith Barney, Harris Upham. He practiced with Arthur Andersen & Co. in its financial services division from 1980-83, where he earned his CPA. Mr. Thornton graduated in 1980 from Lehigh University with a B.S. in Accounting. He is a member of the Financial Division of the Securities Industry Association.